THE SECURITIES IN THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED ( THE "ACT" "), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT.

                            NORTH LILY MINING COMPANY

     THIS STOCK WARRANT AGREEMENT (the "Agreement") is made and entered into, effective as of 8 March 2000 by and between North Lily Mining Company, a Utah corporation (the Company), and ____________________ ("Holder").

                                   WITNESSETH:

     WHEREAS, the Board Of Directors of the Company agree to Issue to the Holder a warrant to purchase shares of the common stock of the Company, said warrant to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, Holder desires to receive a warrant on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, The parties agree as follows:

     1. Grant of Warrant. The Company hereby grants to the Holder, the warrant, right and option (the "Warrant") to purchase all or any part of shares of the authorized and unissued $.10 par value common stock of the Company (the "Warrant Shares") pursuant to the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary herein and in the attached Agreement to Exercise, it is understood that the Company is now completing the necessary and filings required to update its SEC filings as a full reporting issuer and to file an SB-2 registration statement including the Warrant Shares hereunder, such that they will be free trading, subject to the Holder not constituting an affiliate or other restricted party.

     2. Exercise Price. On or before 8 March 2001 (one year from the date hereof), the purchase (the "Exercise Price") for each Warrant Share shall be $5.00. Subsequent to 9 March 2001 and prior to 8 March 2002, the Exercise Price for each Warrant Share shall be $7.50.

     3. Exercise Period. The Warrant exercise period shall terminate on 8 March 2002 (two years from the date hereof) at 5:00 p.m., local time of the address for delivery of notices to the Company specified in Paragraph 11, unless terminated earlier as provided in Paragraph 8 of this Agreement.

     4. Exercise Warrant.

          (a) The Warrant may be exercised by delivering to the Treasuer of the Company (i) an Irrevocable Notice And Agreement Of Exercise Of Warrant, in the form attached hereto as Exhibit A, specifying the number of Warrant Shares with respect to which Warrant is exercised, and (ii) full payment of the Exercised Price for such shares.

          (b) Promptly upon receipt of the Notice Of Agreement And Exercise and the full payment of the Exercise Price, the Company shall deliver to the Holder a properly executed certificate or certificates representing the Warrant Shares being Purchased.

     5. Securities Laws Requirements. No Warrant Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended ( the "Act" ), any applicable listing requirements of any securities exchange on which the stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with or exemptions therefrom have been fully complied with. Pursuant to the following:

          (a) All Warrant Shares shall be acquired solely for the account of the Holder for investment purposes only and with no view to their resale or other distribution of any kind; and

          (b) No Warrant Shares shall be sold or otherwise distributed in violation of the Act or any other applicable federal or state securities laws.

          The foregoing restrictions or notice thereof shall be placed on the certificates representing the Warrant Shares purchased pursuant to the Warrant, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     6. Transferability of Warrant. This Warrant and the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of exempt as follows:

          (a) to a person who, in the reasonable opinion of the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrant or Warrant Shares for his own account for investment purposes and not with the view to distribution, and in which such person agrees to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or

          (b) to any person upon delivery of a prospectus then meeting the requirement of the Act relating to such securities and the offering thereof for such sale or disposition.

     7. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or consolidation or combination of shares, or through reclassification or recapitalization involving its Common Stock, the numbers, rights and privileges of the shares of common Stock included in the Warrant shall be increased, decreased or changed in the like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

     8. Merger Or Consolidation.

          (a) Effect of Transaction. Upon the occurrence of any of the following events, if the notice required by Paragraph 8(b) has been given, the Warrant shall automatically terminate and be of no further force or effect whatever: (i) the merger or consolidation of the Company with one or more other corporations, regardless of which entity survives the transaction: (ii) the dissolution or liquidation of the company; (iii) the appointment of a receiver for all, or substantially all, of the company's reorganization under applicable statutes; or
(v) the sale, lease or exchange of all or substantially all, of the Company's assets and business.

          (b) Notice of Such Occurrence. At lease 30 days prior written notice of any event described in Paragraph 3(a), except the transactions described in Subparagraphs 3(a)(iii) and (iv) as to which no notice shall be required, shall, at the Company's option, be given by the Company to Holder. After receipt of such notice, Holder may at any time before the occurrence of the event requiring the giving of notice exercise the unexercised portion of the Warrant as to all the shares covered thereby. Such notice shall be deemed to have been given when delivered personally to Holder or pursuant to the provisions of Paragraph II of this Agreement. If no such notice shall be given with respect to a transaction described in Subparagraphs, 3(a)(i),(ii) or (v), the provisions of Paragraph 3(a) shall not apply and the Warrant shall not terminate upon the occurrence of such transactions of a transaction described in subparagraph 8(a)(i),(ii) or
(v), and the Warrant shall terminate, unless previously exercised, at the close of business 30 days after the written notice has been given.

     9. Common Stock to Be Received Upon Exercise. Holder understands the Company is under no obligation to register the Warrant Shares under the Act, and that in the absence of any such registration, the Warrant Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company is under no obligation to comply, or to assist Holder in complying, with any exemption from such registration requirement including supplying Holder with any information necessary to permit routine sales of the Warrant Shares under Rule 144 of the Securities And Exchange Commission. Holder also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule inapplicable, compliance with either Regulation A or another exemption under the Act will be required. Thus, the Warrant Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

     Furthermore, Holder fully understands that the Warrant Shares have not been registered under the Act and that they will be issued in reliance upon an exemption which is available only if Holder acquires such shares for investment and not with a view to distribution. Holder is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

     10. Privilege of Ownership. Holder shall not have any of the rights of a stockholder with respect to the shares covered by the Warrant except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Warrant.

     11. Notices. All notices, request, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this
Section II. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 11. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent.

         Company:   North Lily Mining Company
                    1800 Glenarm Place, Suite 210
                    Denver, Colorado 80202
                    Attention:  President
                    Facsimile No. (303) 293-2235

         Holder:






     Either party may change his or its respective address for purposes of this section 11 by giving the other party Notice of the new address in the manner set forth above.

     12. General Provisions. This instrument (a) contains the entire agreement between the Parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver (c) shall be construed in accordance with, and governed by, the laws of Colorado, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neutral, singular or plural as the identity of the parties hereto may require.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.



                                                  NORTH LILY MINING COMPANY


Date:  ____________________                       By: _______________________



                                                  HOLDER


Date:  _____________________                      ___________________________
                                                  Signature


                                                  ___________________________
                                                  Printed Name


                                                  ___________________________
                                                  Address

                                                  Facsimile No. _____________

                                    EXHIBIT A
                                    ---------
             (To North Lily Mining Company Stock Warrant Agreement)

                            NORTH LILY MINING COMPANY

             IRREVOCABLE NOTICE AND AGREEMENT OF EXERCISE OF WARRANT

     I hereby exercise my North Lily Mining Company Stock Warrant dated effective as of 8, March, 2000 as to 550,000 (five hundred fifty thousand) shares of the $0.10 par value Common Stock (the "Warrant Shares") of North Lily Mining Company (the "Company").

     I understand that this Irrevocable Notice And Agreement Of Exercise Of Warrant is irrevocable and agree to pay to the Company the full amount of the Exercise Price for the Warrant Shares purchased within three days after the receipt from the Company of notice of the amount of the Exercise Price determined in accordance with Section 2 of the Warrant Agreement.

     I understand that no Warrant Shares will be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with or exemptions therefrom have been fully complied with. I hereby acknowledge, represent, warrant and agree, to and with the Company as follows;

     a. The Warrant Shares I am purchasing are being acquired for my own account for investment purposes only and with no view to their distribution of any kind, and no other person (except, if I am married, my spouse) will own any interest therein.

     b. I will not sell or dispose of my Warrant Shares in violation of the Securities Act Of 1933, as amended, or any other applicable federal or state securities laws.

     c. I agree that the Company may, without liability for its good faith actions, place legend restrictions upon my Warrant Shares and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of my Warrant.

     The number of Warrant Shares specified above are to be issued in the name or names set forth below in the left-hand column.

-----------------------                              ---------------------------
(Print Your Name)                                    Signature



-----------------------                              ---------------------------
(Print Name of Spouse if you                         Address
wish joint registration)